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                                                                    EXHIBIT 10.4


                      FINANCIAL ADVISORY SERVICES CONTRACT


       This Financial Advisory Services Contract, dated as of March 31, 1995 (this "Contract") is between Titan Resources, L.P., a Texas limited partnership ("Company"), and Natural Gas Partners, L.P., a Delaware limited partnership, and Natural Gas Partners II, L.P., a Delaware limited partnership (collectively, "NGP"), and sets forth the terms and conditions pursuant to which the Company will retain NGP to act as its financial advisor.

       The Company and NGP agree as follows:

       1.     Retention of Financial Advisor; Scope of Services.

       (a) Subject to the terms and conditions set forth herein, the Company hereby retains NGP to act as a financial advisor to the Company during the Contract Period (as defined in paragraph 2 below).

       (b) As financial advisor to the Company, NGP will, from time to time, as requested by the Company, provide consultation, assistance and advice with respect to the Company's financial operations, including, without limitation, the following:

              (i) assistance in the equity or debt private placement or public offering process, including drafting of documents, planning and participation in meetings with investors, and general oversight of legal, accounting, private placement and underwriting issues;

              (ii) assistance in bank loan and credit agreement negotiation, documentation and compliance;

              (iii) assistance in upgrading and implementing a long-term budgeting and planning process,

              (iv) ongoing advice on business acquisitions, including negotiation strategies and financing alternatives.

       (c) The parties hereto acknowledge that (i) NGP is not regularly engaged in the business of providing financial advisory services and that the services to be performed by NGP hereunder are provided as an incident to NGP's activities as an owner of a significant portion of the stock of Titan Resources I, Inc., the general partner of the Company (the "General Partner"), (ii) the fees to be paid to NGP hereunder were established at an amount which is believed to be approximately equal to the amount of indirect costs and expenses NGP will incur in providing such services, (iii) NGP is not an "investment advisor", within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or applicable state laws, (iv) the nature of the services to be provided by NGP under this Contract do not include those of an "investment
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advisor" (i.e. providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e. effecting transaction in securities for the account of the Company or others), and (v) it is specifically intended by the parties hereto that NGP's activities hereunder not subject NGP to any regulation or registration under federal or state laws.

       (d) The parties hereto acknowledge and agree that NGP will make available any and all of its employees, agents and other resources, which NGP, it its sole discretion, determines is necessary for it to perform its services hereunder. The parties further acknowledge that unless and until NGP provides notice to the contrary, all decisions with respect to staffing, scheduling and allocating NGP's resources for purposes of this Contract will be coordinated on behalf of NGP by its employee Kenneth A. Hersh, and any request by the Company for the performance of services hereunder shall be directed to Kenneth A. Hersh.

       2. Contract Period and Termination. NGP shall act as the Company's financial advisor under this Contract, effective as of March 31, 1995 (the "Effective Date") and continuing until the earlier of (i) the date of dissolution of the Company, (ii) the first date on which NGP no longer owns at least 35 percent of the outstanding shares of common stock of the General Partner; provided that, this Contract may be terminated effective as of the end of any fiscal quarter of the Company on or after June 30, 1995, if NGP provides written notice of its election to terminate this Contract to the Company not less than 30 days before the date on which termination is to be effective (the period from the effective date of this contract until the date of its termination is referred to herein as the "Contract Period"). Upon termination, neither party will have any further obligation under this Contract, except for
(i) the Company's obligation to pay to NGP the fees and reimbursements then due pursuant to Paragraph 5, which shall continue after such termination until such amounts are paid in full, and (ii) the Company's or NGP's obligation to provide the indemnities contained in Paragraph 6, which shall continue in effect for a period of three years after such termination.

       3. Fees and Expenses. NGP shall be entitled to an annual fee for its services provided during the Contract Period, which fee is due and payable by the Company quarterly in arrears, on the last day of each fiscal quarter of the Company, commencing with the quarter ending June 30, 1995. The fee during the period from the Effective Date until the date the Company commences making rental payments to the landlord for its administrative office space located at 500 West Texas, Midland, Texas, shall be $37,500 per year, and thereafter shall be $75,000 per year (in each case pro-rated for any portion of a year). Notwithstanding the termination of this Contract, pursuant to the terms hereof or otherwise, the Company shall promptly reimburse NGP for all reasonable out-of-pocket expenses incurred by NGP and its partners, employees and agents (including any legal fees incurred by NGP) in connection with NGP's activities pursuant to this Contract during the Contract Period; provided that, without the prior approval of the Company, the Company will not be obligated to reimburse NGP for more than $10,000 of such expense during any calendar year.




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       4.     Indemnification.  In consideration of the services performed and to be performed by NGP for the Company, and for other good and valuable consideration, the Company and NGP hereby agree as follows:

       (a) The Company shall indemnify and hold harmless NGP its affiliates and affiliated entities, each of its partners, officers, employees, agents and each person, if any, who "controls" NGP (within the meaning of the federal securities laws) (collectively the "Indemnified Parties" and individually, an "Indemnified Party") from and against any and all actions or claims and any and all losses, claims, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise or the costs of investigating, preparing or defending any action or claim, whether or not in connection with any action or litigation in which any Indemnified Party is a party), joint or several, to which any Indemnified Party may become subject under the Securities Act of 1933 or any other federal or state securities law or otherwise as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of any matter related to this Contract, including, without limitation, any act or omission by NGP in connection with its role as financial advisor and its acceptance of or the performance or non-performance of its obligations under this Contract.

       (b) The indemnity provided for in subparagraph (a) above shall cover any loss, claim, damage, liability, cost or expense incurred by an Indemnified Person REGARDLESS OF THE ORDINARY NEGLIGENCE OF SUCH INDEMNIFIED PERSON, but shall not cover any loss, claim, damage, liability, cost or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from an Indemnified Party's gross negligence or willful misconduct.

       (c) The indemnity provided for in subparagraph (a) shall be in addition to any liability that the Company may otherwise have to the Indemnified Parties and shall be subject to the following:

              (i) Promptly after receipt by an Indemnified Party under subparagraph (a) above of notice of the commencement of any action, proceeding, investigation or other event with respect to which any Indemnified Party demands indemnification hereunder, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to any Indemnified Party, except to the extent the Company is prejudiced by such failure.

              (ii) Notwithstanding anything expressed or implied herein to the contrary, the indemnity provided for herein shall cover the amount of any settlements entered into in connection with any claim for which an Indemnified Party may be indemnified hereunder, if and only if such settlement is consented to by the Company.





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              (iii) No settlement binding on an Indemnified Party may be made without the consent of such Indemnified Party (which consent shall not be unreasonably withheld).

              (iv) If the claim for indemnification arises out of a claim for damages by a person other than an Indemnified Party, the Company, after giving notice to the Indemnified Party, may undertake to defend or settle such claim for damages and may employ counsel for such purpose. The Indemnified Party, at its own expense, shall have the right to employ separate counsel with respect to such claim and to participate in, but not control, such settlement or defense; provided that, if the Company is also a defendant in respect of any such claim and a potential conflict exists between the interests of the Company and those of an Indemnified Party or if the Company does not elect to undertake the settlement or defense of such claim, the Indemnified Parties shall, at the expense of the Company, have the right to employ not more than one counsel to represent the Indemnified Parties with respect to such claim and the Indemnified Parties may control any settlement or defense applicable to the claims brought against such Indemnified Parties.

              (v) Expenses and other costs incurred by an Indemnified Party in connection with any suit, action or other proceeding relating to this Contract shall be advanced by the Company to such Indemnified Party prior to any final determination of whether an Indemnified Party is entitled to be indemnified for such costs and expenses hereunder, if the Indemnified Party provides to the Company an undertaking to return any amounts so received to the extent that it is ultimately determined that he was not entitled to be indemnified for such costs and expenses hereunder.

              (vi) In order to provide for just and equitable contribution, if a claim for indemnification is made hereunder but a court of competent jurisdiction finds in a final judgment (not subject to appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then in such case, the Company on the one hand, and the Indemnified Parties on the other hand, shall contribute to the losses, claims, damages, liabilities or costs so that the Indemnified Parties are responsible in the aggregate for a percentage of the losses, claims, damages, liabilities or costs equal to a fraction, the numerator of which is the fees (but not expenses) previously received by NGP pursuant to Paragraph 5 of this Contract, and the denominator of which is the sum of total aggregate amount of all consideration received by the Company in respect of transactions giving rise to such claim for indemnification, or, if no such transaction exists or has not been completed, the fair market value of the outstanding units of the Company's partnership interests on the date hereof, and the Company shall be responsible for the remainder of such losses, claims, damages, liabilities or costs; provided, however, that if such allocation is not permitted by applicable law then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities or costs and relevant equitable considerations shall also be considered.
       No person found liable for a fraudulent misrepresentation shall be entitled





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       to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Indemnified Parties, in the aggregate, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees (but not expenses) NGP received previously pursuant to this Contract.

              (vii) The Company agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with any matter related to this Contract, except for liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from NGP or such other Indemnified Party's gross negligence or willful misconduct.

       (d) If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) in a proceeding in which a claim for indemnification has been made by an Indemnified Party, that the Company has sustained any loss, claim, damage, liability, cost or expense resulting directly and exclusively from NGP's gross negligence or willful misconduct in connection with the performance or non-performance by NGP of its obligations under this Contract, then NGP shall indemnify and hold harmless the Company for the amount of any such loss, claim, damage, liability, costs or expense so determined to have been sustained by the Company.

       5. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS CONTRACT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED THEREIN.

       6. Successors and Assigns. The benefits of this Contract shall inure to the parties hereto, their respective successors and assigns, and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Contract by the parties hereto shall be binding upon their respective successors and assigns. This Contract may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.

       7.     Notices.   All communications under this Contract shall be in
writing and shall be delivered personally or sent by personal delivery, expedited delivery, certified mail, return receipt requested or by telecopy as follows:



       If to NGP:

              5605 N. MacArthur Blvd., Suite 210
              Irving, TX 75038
              Telecopy Number:  (214) 751-1833
                 Attention:  Kenneth A. Hersh





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              with a copy to:

              115 E. Putnam Ave.
              Greenwich, CT 06830
              Telecopy Number:  (203) 629-3334
                 Attention:  David R. Albin

       If to the Company:
              Titan Resources, L.P.
              500 West Texas, Suite 500
              Midland, Texas 79701
                 Attention: Jack D. Hightower


       Either party may change its address or telecopy number set forth above by giving the other party notice of such change in accordance with the provisions of this Paragraph 7. A notice shall be deemed given, if by personal delivery or expedited delivery service, on the date of such delivery to such address, if by certified mail, on the date shown on the applicable return receipt, or if by telecopy, on the date of receipt of the transmission of such notice at such telecopy number.

       8. Nature of Relationship. The parties hereto intend that NGP's relationship to the Company and the relationship of each employee or agent of NGP to the Company shall be that of an independent contractor. Nothing contained in this Contract shall constitute or be construed to be or create a partnership or joint venture between NGP and the Company or their respective successors or assigns. Neither NGP nor any partner, employee or agent of NGP shall ever be considered to be an employee of the Company.

       9. Captions. The Paragraph titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

       10. Amendments. No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

       11. Partial Invalidity. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.





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       12.    Survival.  All representations, warranties and agreements
contained herein, or contained in certificates submitted pursuant to this Contract, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the execution and delivery hereof.

       13. Entire Contract. This Contract and the exhibits hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein.

       14. Counterparts. This Contract may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.





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       This Contract is executed as of the date first written above by a duly authorized representative of each of the Company and NGP.


                                        COMPANY

                                        TITAN RESOURCES, L.P.
                                          By: Titan Resources I, Inc.



                                        By: /s/ JACK D. HIGHTOWER
                                           ------------------------------------
                                          Name: Jack D. Hightower
                                                -------------------------------
                                          Title: President
                                                 ------------------------------



                                        NGP

                                        NATURAL GAS PARTNERS, L.P.
                                          By: G.F.W. Energy, L.P., its
                                                general partner


                                        By: /s/ DAVID R. ALBIN
                                           ------------------------------------
                                          Name: David R. Albin
                                                -------------------------------
                                          Title: Authorized Employee
                                                 ------------------------------


                                        NATURAL GAS PARTNERS II, L.P.
                                          By: G.F.W. Energy II, L.P., its
                                                general partner


                                        By: /s/ KENNETH A. KERSH
                                           ------------------------------------
                                          Name: Kenneth A. Hersh
                                                -------------------------------
                                          Title: Authorized Member
                                                 ------------------------------






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